Exhibit 10.3

EXECUTION VERSION

GORES SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into this 5th day of July, 2016, by and between Gores Holdings, Inc., a Delaware corporation (the “Company”), and Canyon Capital Advisors LLC (“Canyon”) on behalf of one or more managed funds or accounts (each such managed fund or account a “Subscriber” and collectively the “Subscribers”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below).

WHEREAS, the Company concurrently herewith is entering into that certain Master Transaction Agreement, dated as of the date hereof (the “Transaction Agreement”), pursuant to which the Company will acquire from the Sellers named therein all of the entities and interests comprising the business of the Hostess Brands (the “Hostess Business”), on the terms and subject to the conditions set forth therein (the “Transaction”); and

WHEREAS, in connection with the Transaction, Canyon shall cause the Subscribers to subscribe for and purchase from the Company in the aggregate that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), set forth on the signature page hereto (the “Acquired Shares”), for a purchase price of $9.18032787 per share, or the aggregate amount set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to the Subscribers the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of the Subscribers to the Company on or prior to the Closing (as defined below);

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Canyon hereby agrees to cause each Subscriber to subscribe for and purchase, and the Company hereby agrees to issue and sell to each Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”) in accordance with the Allocation Notice (as defined below).

2. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the closing date of the Transaction. Upon not less than five (5) business days’ written notice from (or on behalf of) the Company to Canyon (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than five (5) business days from the date of the Closing Notice, Canyon (a) shall deliver to the Company not later than two (2) business days following the date of the Closing Notice a schedule identifying each Subscriber and the number of Acquired Shares to be acquired by each Subscriber (the “Allocation Notice”) and shall provide the requested information on Schedules A and B hereto with respect to each Subscriber, and (b) shall cause each Subscriber to deliver, on the closing date specified in the Closing Notice (the “Closing

Schedule A-1

Date”), the Purchase Price for the Acquired Shares to be purchased by such Subscriber by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to such Subscriber of the Acquired Shares allocated to such Subscriber in the Allocation Notice in book entry form.

b. The Closing shall be subject to the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) all representations and warranties of the Company and Canyon contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Company and Canyon of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby;

(iv) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of the Company’s shareholders, shall have been satisfied or waived; and

(v) the Transaction shall have been, or substantially concurrently with the Subscription, shall be, consummated in accordance with the terms of the Transaction Agreement, without giving effect to any modifications, amendments, waivers or consents thereto that are materially adverse to Canyon or the Subscribers without the approval of Canyon (such approval not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any change to the definition of “Hostess Material Adverse Effect” contained in the Transaction Agreement and any request, consent or instruction made or granted by the Company without the approval of Canyon (such approval not to be unreasonably withheld, conditioned or delayed) pursuant to clause (i) of the definition of “Hostess Material Adverse Effect” shall, in each case, be deemed to be materially adverse to the Subscribers).

c. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Agreement.

3. Company Representations and Warranties. The Company represents and warrants that:

a. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Acquired Shares have been duly authorized and, when issued and delivered to each Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the Delaware General Corporation Law.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Acquired Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

e. None of the other subscription agreements (the “Other Subscription Agreements”) for shares of Class A Common Stock (the “Other Shares”) being entered into by the Company in connection with the Transaction (or any agreements entered in connection therewith or in connection with the sale of the Other Shares) contain any provisions that are materially more favorable to the “Subscribers” (as defined therein) or any affiliate or any party related thereto than the provisions of this Subscription Agreement, except that the Other Subscriptions Agreements being entered into by Gores Sponsor LLC permits the transfer of such other subscriber’s rights and obligations thereunder.

f. Immediately after giving effect to Transaction, the Subscription and the sale of the Other Shares, the authorized capital stock of the Company shall consist of (i) 200,000,0000 shares of Class A Common Stock, (ii) 50,000,0000 shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) (iii) 10,000,0000 shares of the Company’s Class F Common Stock, par value $0.0001 per share (the “Class F Common Stock”) and (iv) 1,000,000 shares of preferred stock. Immediately after giving effect to the Transaction, the Subscription and the sale of the Other Shares, the issued and outstanding shares of capital stock of the Company will consist of (A) a number of shares of Class A Common Stock equal to (I) the number of shares of Class A Common Stock issued to AP Hostess LP pursuant to the Transaction Agreement plus (II) the number of shares of Class A Common Stock set forth in the Buyer Financing Certificate to be delivered by the Company to the Sellers’ Representatives not more than two business days prior to the closing of the Transaction, plus (III) the number of shares of Buyer Class A Common Stock issued to C. Dean Metropoulos pursuant to the employment agreement of the executive chairman of the Hostess Business dated as of the date hereof (the “Executive Chairman Agreement”), (B) the number of shares of Class B Common Stock issued to Hostess CDM Co-Invest and CDM Hostess pursuant to the Transaction Agreement, (C) zero shares of Class F Common Stock, and (D) zero shares of preferred stock. Upon the Closing and the closings under the other Subscription Agreements, the Company has committed to cancel up to 4,562,500 shares of Class F Common Stock.

g. As of the date hereof, the Company has issued 56,500,000 warrants (the “Warrants”), each such Warrant entitling the holder thereof to purchase one-half of one share of Class A Common Stock on the terms and conditions set forth in the applicable warrant agreement. Immediately following the closing of the Transaction, the Company will have 56,500,000 Warrants issued and outstanding.

h. Up to 8,250,000 shares of Class A Common Stock (or Class B Common Stock, if applicable) may be issued following the closing of the Transaction in the event that the Company achieves certain revenue targets, on the terms and conditions set forth in the Transaction Agreement and the Executive Chairman Agreement.

4. Canyon Representations and Warranties. Canyon represents and warrants that:

a. Canyon and each Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, and Canyon has the power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by Canyon. This Subscription Agreement is enforceable against Canyon in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c. The execution, delivery and performance by Canyon of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Canyon or any Subscriber or any of their respective subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Canyon or any Subscriber or any of their respective subsidiaries is a party or by which Canyon or any Subscriber or any of their respective subsidiaries is bound or to which any of the property or assets of Canyon or any Subscriber or any of their subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Canyon or any Subscriber and their respective subsidiaries, taken as a whole (a “Canyon Material Adverse Effect”) or materially affect the legal authority of Canyon or any Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Canyon or any Subscriber or any of their respective subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Canyon or any Subscriber or any of their subsidiaries or any of their respective properties that would reasonably be expected to have a Canyon Material Adverse Effect or materially affect the legal authority of Canyon or any Subscriber to comply in all material respects with this Subscription Agreement.

d. Canyon and each Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) Canyon has full investment discretion with respect to each Subscriber, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each Subscriber, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Neither Canyon nor any Subscriber is an entity formed for the specific purpose of acquiring the Acquired Shares.

e. Canyon understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Canyon understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by any Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Canyon acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Canyon understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, each Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Canyon understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

f. Canyon understands and agrees that each Subscriber is purchasing the Acquired Shares directly from the Company. Canyon further acknowledges that there have been no representations, warranties, covenants and agreements made to Canyon or any Subscriber by the Company or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

g. Canyon represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

h. In making its decision for each Subscriber to purchase the Acquired Shares, Canyon represents that it has relied solely upon independent investigation made by Canyon. Canyon acknowledges and agrees that Canyon has received such information as Canyon deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, the Seller, the Hostess Business and the Transaction. Canyon represents and agrees that Canyon and Canyon’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Canyon and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

i. Canyon became aware of this offering of the Acquired Shares solely by means of direct contact between Canyon and the Company, and the Acquired Shares were offered to Canyon solely by direct contact between Canyon and the Company. Canyon did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Canyon, by any other means. Canyon acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. Canyon acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Canyon has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Canyon has sought such accounting, legal and tax advice as Canyon has considered necessary to make an informed investment decision.

k. Alone, or together with any professional advisor(s), Canyon represents and acknowledges that Canyon has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for each Subscriber and that each Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of each Subscriber’s investment in the Company. Canyon acknowledges specifically that a possibility of total loss exists.

l. Canyon understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

m. Canyon represents and warrants that neither it nor any Subscriber is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Canyon agrees to provide law enforcement agencies, if requested thereby, such records of it or any Subscriber as required by applicable law, provided that it or such Subscriber, as applicable, is permitted to do so under applicable law. Canyon represents that if it or any Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Canyon or such Subscriber, as applicable, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Canyon also represents that, to the extent required, it and each Subscriber maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Canyon further represents and warrants that, to the extent required, it and each Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Canyon and each Subscriber and used to purchase the Acquired Shares were legally derived.

5. Registration Rights.

a. The Company agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Deadline”), the Company will file a registration statement to register under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of all Registrable Securities on Form S-3 (which shall be filed pursuant to Rule 415 under the Securities Act as a secondary-only registration statement), if the Company is then eligible for such short-form, or any similar or successor short-form registration or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long-form registration (the “Registration Statement”). The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC within sixty (60) of the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the SEC. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities (as defined below) or such shorter period upon which all Subscribers with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold. The Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Subscriber to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities, including with respect to the effectiveness thereof or in the event the Registration Statement must be supplemented or amended.

b. Without limiting, and in addition to, the foregoing, the Company agrees to provide and cause its representatives to provide any Subscriber who subscribes for and/or holds as of the date hereof 10,000,000 or more shares of Class A Common Stock hereunder (an “Eligible Subscriber”) with reasonable assistance and cooperation in conducting one or more underwritten offerings, whether or not marketed, pursuant to the Registration Statement (the “Underwritten Rights”). In furtherance of the Underwritten Rights, the Company and each Eligible Subscriber will negotiate in good faith and enter into a letter agreement (the “Letter Agreement”) as promptly as practicable following the date hereof. Pursuant to the Letter Agreement, the Company will agree to: (i) pay all registration expenses related to such underwritten offerings, including costs and expenses related to SEC filing fees, FINRA filing fees, qualification and listing of the shares on the applicable stock exchange and reimbursement of one counsel for the Eligible Subscribers and (ii) provide the Eligible Subscribers with customary indemnification from the Company. For the purposes of this Subscription Agreement and the Letter Agreement, “Registrable Securities” shall mean, as of any date of determination, any shares of the Class A Common Stock held by a Subscriber, including shares issuable in connection with derivatives, in either case, whether now owned or hereinafter acquired, and any other securities issued or issuable with respect to any such shares of Class A Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities (A) when they are sold, transferred, disposed or exchanged pursuant to an effective Registration Statement under the Securities Act, (B) the earlier of (1) five (5) years and (2) such time that such holder has disposed of (or, if Rule 144(i) is no longer applicable to the Company or 144(i)(ii)(2) is amended to remove the reporting requirement preceding a disposition of securities, such time that such holder is able to dispose of) all of its, his or her Registrable Securities pursuant to Rule 144 without any volume limitations thereunder, (C) when they shall have ceased to be outstanding or (D) when such securities have been sold in a private transaction in which the transferor’s rights under this Section 5 are not assigned to the transferee of such securities. Notwithstanding the foregoing, the Company’s obligations to include Registrable Securities in a Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Underwritten Rights, including rights under the Letter Agreement, will be assignable by Eligible Subscribers in whole or in part to each Eligible Subscriber’s permitted assignees under this Subscription Agreement.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (c) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Canyon of the termination of the Transaction Agreement promptly after the termination of such agreement.

7. Trust Account Waiver. Canyon acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Canyon further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated August 13, 2015 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Canyon, on behalf of itself, each Subscriber and its and their Representatives, hereby irrevocable waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement.

8. Miscellaneous.

a. If Gores Sponsor LLC (“Gores”), Platinum Equity, LLC (“Platinum”), any of their respective affiliates or any of their members or employees intends to sell, assign or transfer (“Transfer”) any shares of Class A Common Stock held by them or any portion of its commitment to purchase shares of Class A Common Stock pursuant to any Other Subscription Agreement entered into by Gores for a purchase price of at least $11.00 per share of Class A Common Stock at any time prior to or contemporaneously with the consummation of the Transaction, Gores, Platinum, any of their respective affiliates or any of their members or employees, as applicable, shall give each Subscriber at least 5 business days prior notice of the terms and conditions of such Transfer, and each Subscriber shall have the right to sell its pro rata portion (based on the aggregate number of commitments that Gores, Platinum and any other subscriber under any Other Subscription Agreement, or any agreement entered into in connection therewith or in connection with the sale of the Other Shares, elect to Transfer at such price) of such shares or commitment (either to Gores, Platinum, any of their respective affiliates or any of their members or employees, as applicable, or to the prospective purchaser) on the same terms and conditions as Gores, Platinum, any of their respective affiliates or any of their members or employees, as applicable, is selling its shares of Class A Common Stock or commitment therefor to such purchaser in such Transfer, provided that (a) any Transfer made by Gores to any members, controlled affiliates or employees of The Gores Group LLC or Platinum or their respective controlled affiliates pursuant to (i) the subscription agreement between Gores and Gores Holdings as of the date hereof, (ii) the limited liability company agreement of Gores, or (b) any Transfer from Gores to C. Dean Metropoulos pursuant to the letter agreement of the executive chairman of the Hostess Business dated on or about the date hereof, in each case, shall not qualify as a Transfer for purposes of this clause.

b. The Company will not (i) amend or waive Section 2 of the Registration Rights and Lock-up Agreement or (ii) agree to a transfer pursuant to Section 2(c)(vi) without the consent of Canyon.

c. Canyon acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Canyon agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

d. The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e. Neither this Subscription Agreement nor any rights that may accrue to Canyon or any Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned.

f. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g. The Company may request from Canyon such additional information as the Company may deem necessary to evaluate the eligibility of each Subscriber to acquire the Acquired Shares, and Canyon shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

h. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the Sellers’ Representative, which shall be a third-party beneficiary to this Subscription Agreement and shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

j. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

k. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

l. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

n. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, each of the Company and Canyon has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

GORES HOLDINGS, INC.

By:	/s/ Mark Stone
Name: Mark Stone
Title: Chief Executive Officer

Date: July 5th, 2016

CANYON CAPITAL ADVISORS LLC, On behalf of one or more managed funds or accounts:

By: /s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

Date: July 5, 2016

Canyon’s EIN:

Business Address-Street:
2000 Avenue of the Stars, Fl. 11
Los Angeles, CA 90067
City, State, Zip:

Attn:

Telephone No.:

Facsimile No.:

Number of Acquired Shares subscribed for: 4,357,143

Price Per Acquired Share: $9.18032787

Aggregate Purchase Price: $40,000,000

You must cause the Subscribers to pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF CANYON

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

Schedule A-2

SCHEDULE B

SUBSCRIBER:

Signature of Subscriber: By: Name: Title:	Signature of Joint Subscriber, if applicable: By: Name: Title:

Date: July , 2016

Name of Subscriber: (Please print. Please indicate name and capacity of person signing above)	Name of Joint Subscriber, if applicable: (Please Print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered (if different):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Schedule B-1

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Number of Acquired Shares subscribed for:

Price Per Acquired Share: $9.18032787

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

Schedule B-2